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                                                                    Exhibit 1(b)

                                LANDMARK FUNDS I

                          FORM OF AMENDED AND RESTATED
                   ESTABLISHMENT AND DESIGNATION OF SERIES OF
                SHARES OF BENEFICIAL INTEREST (WITHOUT PAR VALUE)

      Pursuant to Section 6.9 of the Declaration of Trust, dated April 13, 1984, as amended and restated (the "Declaration of Trust"), of Landmark Funds I (the "Trust"), the undersigned, being a majority of the Trustees of the Trust, do hereby establish and designate six series of Shares (as defined in the Declaration of Trust), such series to have the following special and relative rights:

      1.  The series shall be designated as follows:

                             LANDMARK BALANCED FUND
                             CITISELECT(SM) FOLIO 100
                             CITISELECT(SM) FOLIO 200
                             CITISELECT(SM) FOLIO 300
                             CITISELECT(SM) FOLIO 400
                             CITISELECT(SM) FOLIO 500

      2. Each series shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of each series. Each Share of each series shall be redeemable, shall be entitled to one vote or fraction thereof in respect of a fractional share on matters on which shares of that series shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to such series, and shall be entitled to receive its pro rata share of the net assets of such series upon liquidation of the series, all as provided in Section 6.9 of the Declaration of Trust.

      3. Shareholders of each series shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to each series as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration of Trust.

      4. The assets and liabilities of the Trust shall be allocated to each series as set forth in Section 6.9 of the Declaration of Trust.

      5. Subject to the provisions of Section 6.9 and Article IX of the Declaration of Trust, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any series now or hereafter created or otherwise to change the special and relative rights of any such series.
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      IN WITNESS WHEREOF, the undersigned have executed this Establishment and
Designation of Series on separate counterparts this ______ day of _________________, 1997.



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H.B. ALVORD                                 PHILIP W. COOLIDGE



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RILEY C. GILLEY                             DIANA R. HARRINGTON



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SUSAN B. KERLEY                             C. OSCAR MORONG, JR.



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E. KIRBY WARREN                             WILLIAM S. WOODS, JR.